AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON    FEBRUARY 27, 1997
                                REGISTRATION NO. 333-2674

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549



                          AMENDMENT NO.    5
                                TO

                             FORM S-3
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933




                 HOME PROPERTIES OF NEW YORK, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



          MARYLAND                               16-1455126
(STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)

                        850 CLINTON SQUARE
                     ROCHESTER, NEW YORK 14604
                          (716) 546-4900
                 (ADDRESS, INCLUDING ZIP CODE, AND
             TELEPHONE NUMBER, INCLUDING AREA CODE, OF
             REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                      ANN M. MCCORMICK, ESQ.
           VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                 HOME PROPERTIES OF NEW YORK, INC.
                        850 CLINTON SQUARE
                     ROCHESTER, NEW YORK 14604
                          (716) 246-4105
                (NAME, ADDRESS, INCLUDING ZIP CODE,
               AND TELEPHONE NUMBER, INCLUDING AREA
                    CODE, OF AGENT FOR SERVICE)



                            COPIES TO:

                    Deborah McLean Quinn, Esq.
                Nixon, Hargrave, Devans & Doyle LLP
                        900 Clinton Square
                    Rochester, New York  14604
                          (716) 263-1307






    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.   [  ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[x]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.[ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] _______________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.




                               -ii-

                           PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table is an itemized listing of expenses to be incurred by the Company in connection with the issuance and distribution of the shares of Common Stock being registered hereby, other than discounts and commissions:

       SEC Registration Fee                         $ 34,482.76
       NYSE Listing Fee                                  *
       Printing and Engraving Costs                      *
       Legal Fees and Expenses                        12,000.00*
       Accounting Fees and Expenses                    2,000.00*
       Miscellaneous                                   5,000.00*
                                                       ---------
               Total                                 $53,482.76*

*Estimate

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   See original filing.

ITEM 16. EXHIBITS

NUMBER                      DESCRIPTION

3.1 Articles of Amendment and Restatement of Articles of Incorporation of Home Properties of New York, Inc. (the "Company")
3.2    Amended and Restated By-Laws of the Company
4.1    Form of certificate representing shares of Common Stock of the Company
4.2 Agreement of the Company to file instruments defining the rights of holders of long term debt or it or its subsidiaries with the Commission on request
4.3 Credit Agreement between Manufacturers and Traders Trust Company, Home Properties of New York, L.P. (the "Operating Partnership") and the Company
4.4    Amendment Agreement between M&T, the Operating Partnership and the
       Company
4.5 Mortgage Spreader, Consolidation and Modification Agreement between M&T and the Operating Partnership, together with form of Mortgage, Assignment of Leases and Rents and Security Agreement incorporated therein by reference
4.6 Mortgage Note made by the Operating Partnership payable to M&T in the principal amount of $12,298,999
4.7 Demand Grid Note, dated August 22, 1996, from the Operating Partnership to M&T in the maximum principal amount of $25,000,000

4.8 Spreader, Consolidation, Modification and Extension Agreement, dated as of October 26, 1995, between John Hancock Mutual Life Insurance Company and the Operating Partnership relating to indebtedness in the principal amount of $20,500,000.
4.9    Form of Indenture for Debt Securities
5.1 Opinion of Nixon,Hargrave, Devans & Doyle LLP regarding the legality of the Common Stock being registered
8.1    Opinion of Nixon,Hargrave, Devans & Doyle LLP regarding certain tax matters
10.1 Amended and Restated Agreement of Limited Partnership of the Operating Partnership
10.2 Amendments No. One through Eight to the Agreement of Limited Partnership of the Operating Partnership
23.1 Consent of Nixon, Hargrave, Devans & Doyle LLP (included as part of Exhibits 5.1 and 8.1)
23.2   Consent of Coopers & Lybrand LLP*
23.3   Consent of Coopers & Lybrand LLP*
25     Power of Attorney (included on signature page)

* Included with this filing.

ITEM 17. UNDERTAKINGS

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (4) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   The undersigned registrant hereby undertakes, at the time of any proposed offer of Debt Securities pursuant to a Prospectus Supplement, to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Trust Indenture Act.

   The undersigned registrant hereby undertakes, at the time of any proposed offer of any Common Stock Purchase Rights pursuant to a Prospectus Supplement, to further supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters, if any, during the subscription period, the amount of any unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable Prospectus Supplement, a post-effective amendment will be filed to set forth the terms of such offering.

                                     SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, New York, on the 26th day of February, 1997.

                           HOME PROPERTIES OF NEW YORK, INC.


                           By: /S/ Amy L. Tait
                               Amy L. Tait
                               Executive Vice President


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                 TITLE                     DATE


*                        Director, Chairman              February 26, 1997
Norman P. Leenhouts      and Co-Chief Executive Officer
                         (Principal Executive Officer)


*                        Director, President             February 26, 1997
Nelson B. Leenhouts      and Co-Chief Executive Officer
                         (Principal Executive Officer)


*                        Director, Executive Vice        February 26, 1997
Richard J. Crossed       President


/S/ AMY L. TAIT          Director, Executive Vice        February 26, 1997
Amy L. Tait              President and Chief Operating
                         Officer


/S/ DAVID P. GARDNER     Vice President, Chief           February 26, 1997
David P. Gardner         Financial Officer and
                         Treasurer
                         (Principal Financial
                         and Accounting Officer

*                        Director                        February 26, 1997
Burton S. August, Sr.


*                        Director                        February 26, 1997
William Balderston, III


*                        Director                        February 26, 1997
Leonard F. Helbig, III


*                        Director                        February 26, 1997
Roger W. Kober


*                        Director                        February 26, 1997
Clifford W. Smith, Jr.


*                         Director                       February 26, 1997
Paul L. Smith


* By /S/ Amy L. Tait
Attorney-in-Fact

                                     EXHIBIT INDEX


Home Properties of New York, Inc. (the "Company")
Registration Statement on Form S-3 No. 333-2674

NUMBER    DESCRIPTION                                   LOCATION

3.1       Articles of Amendment and Restatement         Form S-11, File
          of Articles of Incorporation of the           No. 33-78862
          Company                                       ("S-11")

3.2       Amended and Restated By-Laws of the Company   S-11

4.1       Form of certificate representing shares       S-11
          of Common Stock of the Company

4.2       Agreement of the Company to file              S-11
          instruments defining the rights of holders of long term debt or it or its subsidiaries with the Commission on request

4.3 Credit Agreement between Manufacturers and Form 10-Q for Traders Trust Company, Home Properties of Quarter Ended New York, L.P. (the "Operating Partnership") 6/30/96 (File
          and the Company                               1-13136)
                                                        ("6/96 10-Q")

4.4       Amendment Agreement between M&T, the          Form 10-K for
          Operating Partnership and the Company         Year Ended
                                                        12/31/94
                                                        ("1994 10-K")

4.5       Mortgage Spreader, Consolidation and          6/96 10-Q
          Modification Agreement between M&T and
          the Operating Partnership, together with form of Mortgage, Assignment of Leases and Rents and Security Agreement incorporated therein by reference

4.6       Mortgage Note made by the Operating           6/96 10-Q
          Partnership payable to M&T in the principal amount of $12,298,999

4.7       Demand Grid Note, dated August 22, 1996,      Amendment
          from the Operating Partnership to M&T in      No. 1 to Form
          the maximum principal amount of $25,000,000   S-3, File No.
                                                        333-2674
                                                        ("S-3")

4.8       Spreader, Consolidation, Modification and     Form 10-K for
          Extension Agreement, dated as of October      Year Ended
          26, 1995, between John Hancock Mutual Life    12/31/95
          Insurance Company and the Operating           ("1995 10-K")
          Partnership relating to indebtedness in
          the principal amount of $20,500,000

4.9       Form of Indenture for Debt Securities          S-3

5.1       Opinion of Nixon, Hargrave, Devans & Doyle     S-3
          LLP regarding the legality of the Common
          Stock being registered

8.1       Opinion of Nixon, Hargrave, Devans & Doyle     Amendment
          LLP regarding certain tax matters              No. 3 to Form
                                                         S-3, File No.
                                                         333-2674

10.1      Amended and Restated Agreement of Limited      S-11
          Partnership of the Operating Partnership

10.2      Amendments No. One through Eight to the        1995 10-K
          Agreement of Limited Partnership of the
          Operating Partnership

23.1      Consent of Nixon, Hargrave, Devans &           Included with
          Doyle LLP                                      Exhibits 5.1 and
                                                         8.1

23.2      Consent of Coopers & Lybrand LLP               Filed herewith

23.3      Consent of Coopers & Lybrand LLP               Filed herewith

24        Power of Attorney                              Included on
                                                         signature page